EXHIBIT (a)(6)

GAM Avalon Lancelot, LLC
Statement of Financial Condition
March 31, 2005
(Unaudited)
--------------------------------------------------------------------------------

ASSETS
Investments in investment funds, at fair value (cost $173,143,330)          $195,546,713
Cash and cash equivalents                                                     12,955,463
Restricted cash                                                                  941,794
Other assets                                                                       2,008
                                                                            ------------
     TOTAL ASSETS                                                            209,445,978
                                                                            ------------

LIABILITIES
Subscriptions received in advance                                              3,994,272
Tender payable                                                                   937,602
Management fee payable                                                           342,072
Accrued expenses                                                                 198,805
                                                                            ------------
     TOTAL LIABILITIES                                                         5,472,751
                                                                            ------------
          NET ASSETS                                                        $203,973,227
                                                                            ============

MEMBERS' CAPITAL
Represented by:
Net capital                                                                 $181,569,844
Net unrealized appreciation on investments in investment funds                22,403,383
                                                                            ------------
     MEMBERS' CAPITAL                                                       $203,973,227
                                                                            ============

     Net asset value per outstanding unit of limited liability company
          interest ($203,973,227 / 1,812,216 units outstanding)             $     112.55
                                                                            ============

GAM Avalon Lancelot, LLC
Statement of Operations
Fiscal year ended March 31, 2005
(Unaudited)
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INVESTMENT INCOME
  Interest                                                          $   430,784
                                                                    -----------

EXPENSES
  Management fee                                                      3,587,135
  Administrative and accounting fees                                    134,202
  Investor services fees                                                131,069
  Professional fees                                                      66,975
  Custody fees and expenses                                              16,300
  Directors' fees                                                        12,750
  Other                                                                  74,145
                                                                    -----------
    Total expenses                                                    4,022,576
                                                                    -----------

    NET INVESTMENT LOSS                                              (3,591,792)
                                                                    -----------

REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS

    Net change in unrealized appreciation on investments in
      investment funds                                                5,683,013
                                                                    -----------
    NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN
      INVESTMENTS FUNDS                                               5,683,013
                                                                    -----------
    NET INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS        $ 2,091,221
                                                                    ===========